Exhibit 23



                    CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the A. O. Smith Profit Sharing Retirement Plan of our report dated January 16, 1996 with respect to the consolidated financial statements and schedule of A. O. Smith Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                           ERNST & YOUNG LLP


   Milwaukee, Wisconsin

   June 10, 1996